Invesco Van Kampen International Advantage                       SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 8/31/2010
File number:       811-05426
Series No.:        37

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                  $         170
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                            $ 29
        Class C                             $ -
        Class Y                             $ 1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        $ 0.0360
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        $ 0.0328
        Class C                             $ -
        Class Y                        $ 0.0593


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           4,343
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                             761
        Class C                             674
        Class Y                              27


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 11.41
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 11.17
        Class C                         $ 11.19
        Class Y                         $ 11.40

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Invesco Van Kampen International Growth                          SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:  8/31/2010
File number:        811-05426
Series No.:         38

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                  $      5,875
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                          $ 339
        Class C                          $ 182
        Class R                           $ 22
        Class Y                        $ 9,541
        Institutional Class                $ -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.2489
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.1582
        Class C                         0.1458
        Class R                         0.2402
        Class Y                         0.2833
        Institutional Class             0.0000


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         18,900
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          1,813
        Class C                            987
        Class R                            147
        Class Y                         21,670
        Institutional Class              9,630


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 14.47
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                        $ 14.30
        Class C                        $ 14.34
        Class R                        $ 14.36
        Class Y                        $ 14.52
                                       Institutional Class            $ 14.52